Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2013 Second Quarter Results

2013 Second Quarter Dividend of $0.14 per Class A Share

NEW YORK, August 2, 2013 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP Net Income(1) of $4.9 million, or $0.03 per basic and diluted Class A Share, for the second quarter ended June 30, 2013. The Company also declared a $0.14 per share cash dividend on its Class A Shares for the 2013 second quarter.

Summary Highlights

•

Distributable Earnings of $77.5 million, or $0.16 per Adjusted Class A Share, for the 2013 second quarter, 15% higher than $67.2 million, or $0.15 per Adjusted Class A Share, for the 2012 second quarter.

•

Estimated assets under management of $36.7 billion as of August 1, 2013, which reflected cumulative performance-related appreciation of $2.3 billion and capital net inflows of approximately $1.8 billion from December 31, 2012.

•	Estimated year-to-date net returns through July 31, 2013 of the OZ Master Fund of 7.6%, the OZ Europe Master Fund of 6.7% and the OZ Asia Master Fund of 8.1%.

“The year-to-date investment performance of our funds through July 31st continued to be strong,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “We again demonstrated our ability to protect capital through effective asset allocation and exposure management in response to the volatile market environment globally in late May and June. We maintained the returns we generated in the first part of the year, and extended that performance as market conditions became more constructive in July.

“Pension funds remain our largest source of new capital on a year-to-date basis through August 1st, and private banks have also been a substantial contributor to our net inflows. Reception by fund investors to our dedicated credit platforms continues to be strong. We are expanding these platforms by building on the expertise of our global credit team, which is a natural extension of our business. We are taking a similar approach with our real estate and dedicated long/short equity special situations platforms. We believe that each of these strategies has substantial long-term growth potential in terms of assets under management. They are also important sources of product diversification, complementing the growth opportunity we continue to see in our multi-strategy products.”

(1)	References to the Company’s GAAP Net Income (Loss) throughout this press release refer to the Company’s GAAP Net Income (Loss) Allocated to Class A Shareholders.

GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS

For the 2013 second quarter, Och-Ziff reported GAAP Net Income of $4.9 million, or $0.03 per basic and diluted Class A Share, compared to a GAAP Net Loss of $116.2 million, or $0.82 per basic and diluted Class A Share, for the 2012 second quarter. For the 2013 first half, Och-Ziff reported GAAP Net Income of $31.0 million, or $0.20 per basic and diluted Class A Share, compared to a GAAP Net Loss of $239.0 million, or $1.69 per basic and diluted Class A Share, for the 2012 first half.

The year-over-year improvement in the Company’s GAAP results was driven by lower non-cash expenses associated with the Company’s reorganization (“reorganization expenses”). These reorganization expenses resulted from the Company’s initial public offering (“IPO”) in November 2007, as further discussed below. Higher incentive income and management fees also contributed to the improvement in both periods, as discussed in the “Economic Income Revenues (Non-GAAP)” section of this press release.

The Company’s GAAP results in the 2013 second quarter and first half were impacted by reorganization expenses of $4.0 million and $8.0 million, respectively, compared to $398.4 million and $796.8 million, respectively, in the prior-year periods. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) that were issued to the Company’s pre-IPO limited partners in exchange for their pre-IPO interests in those subsidiaries. The primary driver of the year-over-year decline in these expenses was the completion of the vesting of substantially all of the Group A Units in November 2012. These Units generally vested annually over the five-year period from the time of the Company’s IPO through November 2012. The amortization of these expenses over the vesting period resulted in a GAAP Net Loss on an annual basis through the end of 2012. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Additionally, the Company’s GAAP results in the 2013 second quarter and first half were impacted by non-cash expenses of $40.3 million and $63.0 million, respectively, for equity-based compensation. These expenses primarily relate to Group A Units granted to executive managing directors subsequent to the IPO, as well as Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2013 second quarter were $77.5 million, or $0.16 per Adjusted Class A Share, 15% higher than $67.2 million, or $0.15 per Adjusted Class A Share, for the 2012 second quarter. Distributable Earnings for the 2013 first half were $214.4 million, or $0.45 per Adjusted Class A Share, 72% higher than $124.5 million, or $0.27 per Adjusted Class A Share, for the 2012 first half.

The year-over-year increase in Distributable Earnings for the quarter-to-date period was primarily due to higher management fees and incentive income, as well as lower Adjusted Income Taxes, partially offset by increases in non-compensation expenses and compensation and benefits. For the year-to-date period through June 30, 2013, the year-over-year increase in Distributable Earnings was primarily due to higher incentive income and management fees, partially offset by increases in non-compensation expenses, compensation and benefits and Adjusted Income Taxes. See the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers impacting the Company’s revenues and operating expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income (Loss) for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Year-to-date through June 30, 2013, assets under management of $36.6 million increased $4.0 billion, or 12%, from December 31, 2012, driven by performance-related appreciation of $2.0 billion and capital net inflows of $2.0 billion. These capital net inflows included $1.2 billion related to two CLOs that the Company closed in the 2013 first half. As of August 1, 2013, assets under management increased to an estimated $36.7 billion, which reflected estimated cumulative performance-related appreciation of approximately $300 million and capital net outflows of approximately $200 million since June 30, 2013.

Assets under management by fund:

				% Change (1)
(dollars in billions)	June 30, 2013	December 31, 2012	June 30, 2012	Jun. 2013 vs. Dec. 2012	Jun. 2013 vs. Jun. 2012
Multi-strategy funds
OZ Master Fund	$22.8	$21.8	$20.8	5%	9%
OZ Europe Master Fund	1.9	2.0	2.1	-5%	-9%
OZ Asia Master Fund	1.2	1.4	1.6	-15%	-25%
Other multi-strategy funds	3.3	2.7	2.4	20%	37%
Credit funds	3.8	2.4	1.7	61%	128%
CLOs	2.2	1.0	—	118%	NM
Real estate funds	0.9	0.9	0.9	-3%	-5%
Other	0.5	0.4	0.4	31%	30%

Total	$36.6	$32.6	$29.9	12%	22%

(1)	Rounding differences may occur.

INVESTMENT PERFORMANCE

For the 2013 first half, performance was driven primarily by the funds’ credit-related and long/short equity special situations strategies.

Net returns by fund(1):

	2013
	April	May	June	2Q	1H - 2013
OZ Master Fund	1.78%	1.28%	-0.69%	2.37%	6.47%
OZ Europe Master Fund	-0.45%	1.51%	-0.01%	1.04%	4.94%
OZ Asia Master Fund	4.68%	-0.93%	-0.90%	2.77%	8.51%

(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (NON-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2013 second quarter were $158.0 million, increasing 11% from $141.9 million for the 2012 second quarter. Management fees were $134.9 million, 9% higher than management fees of $123.2 million for the prior-year period. Incentive income was $22.9 million, compared to $18.4 million for the prior-year period.

Economic Income revenues for the 2013 first half were $386.6 million, up 48% from $261.3 million for the 2012 first half. Management fees were $261.3 million, 8% higher than management fees of $241.1 million for the prior-year period. Incentive income was $124.2 million, compared to $19.6 million for the prior-year period.

The year-over-year increase in Economic Income revenues for the quarter-to-date period was primarily due to higher management fees resulting from the year-over-year growth in assets under management.

The average management fee rate was 1.53% for the 2013 second quarter, lower than the 1.67% for the 2012 second quarter. This decline was due primarily to an increase in assets under management in the Company’s dedicated credit platforms and CLOs, which earn lower management fees as is reflective of the market for these products.

The year-over-year increase in Economic Income revenues for the year-to-date period was primarily due to higher incentive income. This increase was principally attributable to two drivers. First, and the most significant of these drivers, was crystallization of incentive income on certain of the Company’s credit assets due to the restructuring of terms and expansion of a relationship with an existing investor during the 2013 first quarter. The second driver was crystallization of incentive income on a portion of the Company’s multi-strategy assets under management for which the three-year performance measurement period expired during the 2013 first quarter. In addition, higher management fees resulting from the year-over-year increase in assets under management contributed to the increase in Economic Income revenues for the year-to-date period.

The average management fee rate was 1.54% for the 2013 first half, lower than the average of 1.66% for the 2012 first half due primarily to an increase in assets under management in the Company’s dedicated credit platforms and CLOs, as discussed above.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2013 second quarter totaled $25.3 million, up 15% from compensation and benefits of $22.0 million for the 2012 second quarter. Salaries and benefits totaled $21.7 million, 11% higher than salaries and benefits of $19.5 million in the prior-year period.

Compensation and benefits for the 2013 first half totaled $48.8 million, up 14% from compensation and benefits of $42.7 million for the 2012 first half. Salaries and benefits totaled $43.1 million, 11% higher than salaries and benefits of $38.8 million in the prior-year period.

The ratio of salaries and benefits to management fees was 16% and 17% in the 2013 second quarter and first half, respectively, compared to 16% in each of the 2012 second quarter and first half. The increase in the ratio for the year-to-date period was due to salaries and benefits growing at a faster rate than management fees.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2013 second quarter totaled $34.1 million, up 36% from non-compensation expenses of $25.2 million for the 2012 second quarter. Non-compensation expenses for the 2013 first half totaled $64.9 million, a 36% increase from non-compensation expenses of $47.7 million for the prior-year period. The increase in non-compensation expenses for both periods was driven primarily by higher professional services fees.

The ratio of non-compensation expenses to management fees was 25% for the 2013 second quarter and first half, compared to 20% for the 2012 second quarter and first half. The increase for both periods was due primarily to non-compensation expenses growing at a faster rate than management fees.

Economic Income (Non-GAAP)

Economic Income for the 2013 second quarter was $98.5 million, up 5% from Economic Income of $94.0 million in the 2012 second quarter. Economic Income for the 2013 first half was $272.7 million, 61% higher than Economic Income of $169.9 million in the 2012 first half.

The year-over-year increase in Economic Income for both periods was principally driven by higher incentive income and management fees, partially offset by increases in non-compensation expenses and compensation and benefits.

CAPITAL

As of June 30, 2013, the number of Class A Shares outstanding was 150,245,624. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”), as well as RSUs outstanding during the period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the second quarter and first half ended June 30, 2013, the total weighted-average Adjusted Class A Shares outstanding were 483,881,227 and 479,234,439, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2013 second-quarter dividend of $0.14 per Class A Share. The dividend is payable on August 19, 2013 to holders of record as of the close of business on August 12, 2013.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2013 second-quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

*        *        *         *

The Company will host a conference call today, August 2, 2013, at 8:30 a.m. Eastern Time to discuss its 2013 second-quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4209 (callers inside the U.S.) or +1-617-213-4863 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 17979280. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 95820744, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

*        *        *         *

Non-GAAP Financial Measures

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy funds, credit funds, CLOs and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income (Loss) or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to compensation arrangements based on fund investment performance are recognized at the end of the relevant measurement period (generally in the fourth quarter of each year), as management determines the total amount of compensation under these arrangements once the investment performance of the relevant fund over the applicable performance measurement period is known.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs, including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

*        *        *         *

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 28, 2013. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

*        *        *         *

About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Beijing and Mumbai. Och-Ziff provides asset management services to institutional investors globally through its multi-strategy funds, credit funds, CLOs, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of August 1, 2013, Och-Ziff had approximately $36.7 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Management fees	$139,499	$127,492	$269,909	$249,574
Incentive income	22,905	18,414	123,065	19,635
Other revenues	222	220	1,183	584
Income of consolidated Och-Ziff funds	45,210	32,296	84,049	49,553

Total Revenues	207,836	178,422	478,206	319,346

Expenses
Compensation and benefits	69,283	41,321	120,698	82,191
Reorganization expenses	4,021	398,416	8,042	796,832
Interest expense	1,735	1,212	3,465	2,455
General, administrative and other	41,714	32,252	79,596	61,200
Expenses of consolidated Och-Ziff funds	3,947	2,939	7,862	5,051

Total Expenses	120,700	476,140	219,663	947,729

Other Income
Net gains (losses) on investments in Och-Ziff funds and joint ventures	417	(382)	722	(288)
Change in deferred income of consolidated Och-Ziff funds	(17,642)	(7,055)	(38,300)	(22,427)
Net gains of consolidated Och-Ziff funds	35,891	8,864	139,017	85,276

Total Other Income	18,666	1,427	101,439	62,561

Income (Loss) before Income Taxes	105,802	(296,291)	359,982	(565,822)
Income taxes	12,625	12,491	35,017	26,895

Consolidated Net Income (Loss)	93,177	(308,782)	324,965	(592,717)

Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	—	192	—	229

Total Comprehensive Income (Loss)	$93,177	$(308,590)	$324,965	$(592,488)

Allocation of Consolidated Net Income (Loss)
Class A Shareholders	$4,897	$(116,242)	$30,966	$(238,986)
Noncontrolling interests	88,280	(192,540)	293,999	(353,731)

	$93,177	$(308,782)	$324,965	$(592,717)

Allocation of Total Comprehensive Income (Loss)
Class A Shareholders	$4,897	$(116,205)	$30,966	$(238,937)
Noncontrolling interests	88,280	(192,385)	293,999	(353,551)

	$93,177	$(308,590)	$324,965	$(592,488)

Earnings (Loss) Per Class A Share
Basic	$0.03	$(0.82)	$0.20	$(1.69)

Diluted	$0.03	$(0.82)	$0.20	$(1.69)

Weighted-Average Class A Shares Outstanding
Basic	152,016,631	141,722,881	151,335,477	141,308,533

Diluted	155,900,015	141,722,881	153,756,866	141,308,533

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$4,125	$772	$4,897	$(116,870)	$628	$(116,242)
Equity-based compensation	40,319	—	40,319	16,248	19	16,267
Net income (loss) allocated to the Och-Ziff Operating Group A Units	31,191	—	31,191	(222,241)	—	(222,241)
Income taxes	12,625	—	12,625	12,483	8	12,491
Reorganization expenses	4,021	—	4,021	398,416	—	398,416
Adjustment for expenses related to compensation arrangements based on fund investment performance	2,276	—	2,276	1,685	—	1,685
Depreciation and amortization	1,816	186	2,002	2,135	186	2,321
Allocations to Och-Ziff Operating Group D Units	1,390	—	1,390	1,368	—	1,368
Other	(72)	(137)	(209)	24	(114)	(90)

Economic Income—Non-GAAP	$97,691	$821	98,512	$93,248	$727	93,975

Adjusted Income Taxes—Non-GAAP(1)			(21,039)			(26,787)

Distributable Earnings—Non-GAAP			$77,473			$67,188

Weighted-Average Class A Shares Outstanding			152,016,631			141,722,881
Weighted-Average Partner Units			317,825,945			304,094,971
Weighted-Average Class A Restricted Share Units (RSUs)			14,038,651			8,492,730

Weighted-Average Adjusted Class A Shares			483,881,227			454,310,582

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.16			$0.15

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$28,872	$2,094	$30,966	$(240,066)	$1,080	$(238,986)
Net income (loss) allocated to the Och-Ziff Operating Group A Units	123,273	—	123,273	(458,649)	—	(458,649)
Equity-based compensation	63,037	—	63,037	34,036	39	34,075
Income taxes	35,017	—	35,017	26,887	8	26,895
Reorganization expenses	8,042	—	8,042	796,832	—	796,832
Allocations to Och-Ziff Operating Group D Units	5,590	—	5,590	2,432	—	2,432
Depreciation and amortization	3,951	371	4,322	4,306	373	4,679
Adjustment for expenses related to compensation arrangements based on fund investment performance	3,279	—	3,279	2,965	—	2,965
Other	(135)	(664)	(799)	(94)	(280)	(374)

Economic Income—Non-GAAP	$270,926	$1,801	272,727	$168,649	$1,220	169,869

Adjusted Income Taxes—Non-GAAP(1)			(58,334)			(45,410)

Distributable Earnings—Non-GAAP			$214,393			$124,459

Weighted-Average Class A Shares Outstanding			151,335,477			141,308,533
Weighted-Average Partner Units			315,484,494			304,452,709
Weighted-Average Class A Restricted Share Units (RSUs)			12,414,468			8,032,870

Weighted-Average Adjusted Class A Shares			479,234,439			453,794,112

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.45			$0.27

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$136,836	$2,663	$139,499	$125,133	$2,359	$127,492
Adjustment to management fees(1)	(4,638)	—	(4,638)	(4,271)	—	(4,271)

Management Fees—Economic Income Basis—Non-GAAP	132,198	2,663	134,861	120,862	2,359	123,221

Incentive income—GAAP	22,905	—	22,905	18,414	—	18,414
Adjustment to incentive income(2)	—	—	—	—	—	—

Incentive Income—Economic Income Basis—Non-GAAP	22,905	—	22,905	18,414	—	18,414

Other revenues(3)	219	3	222	217	3	220

Total Revenues—Economic Income Basis—Non-GAAP	$155,322	$2,666	$157,988	$139,493	$2,362	$141,855

Compensation and benefits—GAAP	$68,199	$1,084	$69,283	$40,361	$960	$41,321
Adjustment to compensation and benefits(4)	(43,986)	—	(43,986)	(19,303)	(19)	(19,322)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$24,213	$1,084	$25,297	$21,058	$941	$21,999

Interest expense and general, administrative and other expenses—GAAP	$42,864	$585	$43,449	$32,903	$561	$33,464
Adjustment to interest expense and general, administrative and other expenses(5)	(9,140)	(185)	(9,325)	(8,099)	(186)	(8,285)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$33,724	$400	$34,124	$24,804	$375	$25,179

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$417	$—	$417	$(382)	$—	$(382)
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(112)	—	(112)	(1)	—	(1)

Net Gains (Losses) on Joint Ventures—GAAP(7)	$305	$—	$305	$(383)	$—	$(383)

Net income (loss) allocated to noncontrolling interests—GAAP	$48,787	$39,493	$88,280	$(209,068)	$16,528	$(192,540)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	(48,788)	(39,132)	(87,920)	209,068	(16,209)	192,859

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(1)	$361	$360	$—	$319	$319

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Further, expenses related to compensation arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period (generally in the fourth quarter of each year), as management determines the total amount of compensation under these arrangements once the investment performance of the relevant fund over the applicable performance measurement period is known. Allocations to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$264,369	$5,540	$269,909	$244,828	$4,746	$249,574
Adjustment to management fees(1)	(8,656)	—	(8,656)	(8,473)	—	(8,473)

Management Fees—Economic Income Basis—Non-GAAP	255,713	5,540	261,253	236,355	4,746	241,101

Incentive income—GAAP	123,065	—	123,065	19,635	—	19,635
Adjustment to incentive income(2)	1,114	—	1,114	—	—	—

Incentive Income—Economic Income Basis—Non-GAAP	124,179	—	124,179	19,635	—	19,635

Other revenues(3)	1,176	7	1,183	481	103	584

Total Revenues—Economic Income Basis—Non-GAAP	$381,068	$5,547	$386,615	$256,471	$4,849	$261,320

Compensation and benefits—GAAP	$118,552	$2,146	$120,698	$80,235	$1,956	$82,191
Adjustment to compensation and benefits(4)	(71,906)	—	(71,906)	(39,434)	(39)	(39,473)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$46,646	$2,146	$48,792	$40,801	$1,917	$42,718

Interest expense and general, administrative and other expenses—GAAP	$81,880	$1,181	$83,061	$62,356	$1,299	$63,655
Adjustment to interest expense and general, administrative and other expenses(5)	(17,836)	(370)	(18,206)	(15,556)	(373)	(15,929)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$64,044	$811	$64,855	$46,800	$926	$47,726

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$722	$—	$722	$(177)	$(111)	$(288)
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(182)	—	(182)	(44)	—	(44)

Net Gains (Losses) on Joint Ventures—GAAP(7)	$540	$—	$540	$(221)	$(111)	$(332)

Net income (loss) allocated to noncontrolling interests—GAAP	$184,674	$109,325	$293,999	$(423,959)	$70,228	$(353,731)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	(184,682)	(108,536)	(293,218)	423,959	(69,553)	354,406

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(8)	$789	$781	$—	$675	$675

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Further, expenses related to compensation arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period (generally in the fourth quarter of each year), as management determines the total amount of compensation under these arrangements once the investment performance of the relevant fund over the applicable performance measurement period is known. Allocations to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2013	2013	2012	2011	2010
Total Assets Under Management(1)
Beginning of period balance	$34,992	$32,604	$28,766	$27,935	$23,080
Net flows	895	1,986	480	1,116	2,693
Appreciation (depreciation)(2)	680	1,977	3,358	(285)	2,162

End of Period Balance	$36,567	$36,567	$32,604	$28,766	$27,935

Assets Under Management by Fund(1)
OZ Master Fund		$22,767	$21,780	$20,198	$19,625
OZ Europe Master Fund		1,865	1,961	2,272	2,958
OZ Asia Master Fund		1,181	1,394	1,620	1,535

Net Returns(3)
OZ Master Fund	2.4%	6.5%	11.6%	-0.5%	8.5%
OZ Europe Master Fund	1.0%	4.9%	8.6%	-4.9%	7.5%
OZ Asia Master Fund	2.8%	8.5%	7.0%	-3.8%	9.9%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2013
	January	February	March	1Q	April	May	June	2Q	1H -2013
Net Returns(1)
OZ Master Fund	2.37%	0.41%	1.18%	4.00%	1.78%	1.28%	-0.69%	2.37%	6.47%
OZ Europe Master Fund	3.41%	0.29%	0.14%	3.86%	-0.45%	1.51%	-0.01%	1.04%	4.94%
OZ Asia Master Fund	3.64%	0.31%	1.56%	5.58%	4.68%	-0.93%	-0.90%	2.77%	8.51%
S&P 500 Index(2)	5.18%	1.36%	3.75%	10.61%	1.93%	2.34%	-1.33%	2.92%	13.83%
MSCI World Index(2)	5.40%	1.53%	2.73%	9.93%	2.86%	1.53%	-2.38%	1.94%	12.07%

	2012
	January	February	March	April	May	June	July	August	September	October	November	December	FY2012
Net Returns(1)
OZ Master Fund	1.59%	1.64%	1.38%	0.40%	-0.44%	0.23%	0.78%	1.27%	1.43%	0.86%	0.54%	1.33%	11.56%
OZ Europe Master Fund	1.82%	1.99%	0.97%	-0.02%	-1.81%	0.43%	0.49%	0.75%	1.69%	0.91%	0.71%	0.36%	8.55%
OZ Asia Master Fund	2.64%	2.26%	0.91%	-0.74%	-2.22%	-0.50%	0.45%	0.37%	1.07%	-0.80%	1.05%	2.42%	7.01%
S&P 500 Index(2)	4.48%	4.32%	3.29%	-0.63%	-6.01%	4.12%	1.39%	2.25%	2.58%	-1.85%	0.58%	0.91%	16.00%
MSCI World Index(2)	4.36%	4.78%	1.82%	-1.46%	-6.67%	4.33%	1.37%	2.05%	2.19%	-0.43%	1.52%	1.97%	16.42%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

As of July 1, 2013

OZ Master Fund by Investment Strategy
Long/Short Equity Special Situations	52%
Structured Credit	23%
Corporate Credit	9%
Convertible and Derivative Arbitrage	8%
Merger Arbitrage	5%
Private Investments	3%
Cash	0%

Assets Under Management by Geography(2)
North America	65%
Europe	23%
Asia	12%

Investors by Type(1)
Pensions	32%
Fund-of-Funds	15%
Private Banks	13%
Foundations and Endowments	12%
Corporate, Institutional and Other	12%
Related Parties	9%
Family Offices and Individuals	7%

Investors by Geography(1)
North America	74%
Europe	15%
Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.
(2)	The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.